CONFIDENTIAL


                          PRESENTATION TO HOLDERS OF

                            - MARVEL HOLDINGS, INC.
                              11 1/4% SERIES B SENIOR SECURED
                              DISCOUNT NOTES DUE 1998

                            - MARVEL (PARENT) HOLDINGS, INC.
                              11 7/8% SENIOR SECURED DISCOUNT
                              NOTES DUE 1998

                            - MARVEL III HOLDINGS, INC.
                              9 1/8% SENIOR SECURED NOTES DUE 1998

                               NOVEMBER 20, 1996



                        FORWARD-LOOKING STATEMENTS

           Statements in this report on Form 8-K such as "intend", "estimated", "believe", "expect", "anticipate" and similar expressions which are not historical are forward-looking statements that involve risks and uncertainties. Such statements include, without limitation, the expectation of Marvel Entertainment Group, Inc. (the "Company") as to financial performance for the remainder of 1996 and for 1997. In addition to factors that may be described in the Company's Securities and Exchange Commission filings, including this filing, the following factors, among others, could cause the Company's financial performance to differ materially from that expressed in any forward-looking statements made by, or on behalf of, the Company: (i) continued weakness in the comic book market which cannot be overcome by the Company's new editorial and production initiatives in comic publishing; (ii) continued general weakness in the trading card market; (iii) the failure of fan interest in baseball to return to traditional levels that existed prior to the 1994 baseball strike and the potential for decreased fan interest due to a possible disruption of play in 1997 as a result of the failure of the owners and players to agree on a collective bargaining agreement, thereby negatively impacting the Company's baseball card business; (iv) the effectiveness of the Company's changes to its trading card and publishing distribution; (v) a decrease in the level of media exposure or popularity of the Company's characters resulting in declining revenues based on such characters; (vi) the lack of continued commercial success of properties owned by major licensors which have granted the Company licenses for its sports and entertainment trading card and sticker businesses; (vii) unanticipated costs or delays in completing projects associated with the Company's new ventures including media, interactive software and on-line services and theme restaurants;
(viii) consumer acceptance of new product introductions, including those for toys; (ix) imposition of tariffs or import quotas on toys manufactured in China as a result of a deterioration in trade relations between the U.S. and China; and (x) the outcome of the Company's discussions for the restructuring of the Company's credit agreements and related anticipated transactions.


OBJECTIVES OF THIS MEETING

       o      Operational review of Marvel Entertainment.

       o      Overview of Andrews Group proposal to restructure
              Marvel Entertainment.

       o      Bondholder proposal.

       o      Next steps.


OPERATIONAL REVIEW: MARVEL COMICS

       o      Overall market continues to contract:
              -  Decline of 25-30% in 1996.
              -  10-15% decline expectation in 1997.
              - Significant overhead reduction in line with revenue decreases.

       o      Heroes World distribution:
              -  Losses in 1996 ($6 million).
              -  Evaluating alternatives for improvement.

       o      Licensing business:
              -  Had anticipated more TV exposure in 1996.
              - New animation agreement with FOX should lead to improved licensing revenue.

       o      Longer term initiatives:
              -  Create a mass market strategy.
              -  Introduce new characters.


FINANCIAL SUMMARY:  MARVEL COMICS
(Dollars in millions)

                              1995          1996 CURRENT          1997
                             ACTUAL          FORECAST            BUDGET

Revenue...................   $191              $107                $111

Gross profit..............     73                41                  55
      % of Revenue........     38%               39%                 49%

SG&A(a)...................     47                48                  40
      % of Revenue........     25%               45%                 37%

EBITDA(b).................     26                (7)                 14
      % of Revenue........     14%               (7)%                13%

______________________
(a)  Includes $4 million for Marvel Studios in 1997.

(b)  Excludes restructuring charges.


OPERATIONAL REVIEW: FLEER / SKYBOX

       o      Trading card market has been contracting since 1992:
              -  Lower speculative purchases.
              -  Sports labor unrest.

       o Company has shrunk its distribution to better control production and returns.

       o High fixed cost deals with sports leagues and other licensors ($69 million in royalties and ad commitments in 1996) will continue to inhibit 1997 performance and beyond.

       o Cost structure will be better aligned to serve a contracted market.

       o      Initiatives in process to better merchandise product.


FINANCIAL SUMMARY:  FLEER / SKYBOX
(Dollars in millions)

                               1995          1996 CURRENT         1997
                              ACTUAL           FORECAST          BUDGET
                              ------         ------------        ------

Revenue..................     $250               $203               $207

Gross profit.............       30                 42                 56
      % of Revenue.......       12%                21%                27%

SG&A.....................       74                 53                 52
      % of Revenue.......       30%                26%                25%

EBITDA(a)................      (44)               (11)                 3
      % of Revenue.......      (18)%               (6)%                2%

__________________
(a)  Excludes restructuring charges.


OPERATIONAL REVIEW: PANINI

       o      1996 forecasted sticker volumes didn't materialize:
              -  Lower Disney success.
              -  Forecast based on historical trends.
              - Resulted in higher product costs, including obsolescence and higher returns.

       o Tighter distribution to reduce return exposure and improve product costs in 1997.

       o      Adespan:
              -  Recovering from fire.
              -  Expansion.

       o      Projecting 5% decline in unit volume.


FINANCIAL SUMMARY:  PANINI
(Dollars in millions)

                                1995        1996 CURRENT         1997
                               ACTUAL         FORECAST          BUDGET
                               ------       ------------        ------

Revenue....................    $239             $267              $306

Gross profit...............      91               77               102
      % of Revenue.........      38%              29%               33%

SG&A.......................      48               53                63
      % of Revenue.........      20%              20%               21%

EBITDA.....................      43               24                39
      % of Revenue.........      18%               9%               13%


OPERATIONAL REVIEW: TOY BIZ

1996 EVENTS
-----------

       o      Continued diversification:
              -  Expansion of promotional doll category.
              -  Expansion into new categories (FOB).

       o      Doubling of international sales.

       o      Lower domestic sales than planned due to market conditions.

1997 INITIATIVES AND IMPROVEMENTS
---------------------------------

       o      Increased action figure sales.

       o      Additional product diversification:
              -  Activity toys, including ride-ons.
              -  NASCAR product line.

       o      Establish "FOB" business.


FINANCIAL SUMMARY:  TOY BIZ
(Dollars in millions)

                                     1995       1996 CURRENT      1997
                                    ACTUAL        FORECAST       BUDGET
                                    ------      ------------     ------

Revenue.......................      $196           $257           $330

Gross profit..................       108            131            164
      % of Revenue............        55%            51%            50%

SG&A..........................        48             70             90
      % of Revenue............        25%            27%            27%

EBITDA........................        60             61             74
      % of Revenue............        31%            24%            23%


REVENUE BY COMPANY
(Dollars in millions)

                                      1995        1996 CURRENT      1997
                                     ACTUAL         FORECAST       BUDGET
                                     ------       ------------     ------

Marvel Comics Group.............      $191             $107         $111

Fleer / SkyBox..................       250              203          207

Panini..........................       239              267          306

Marvel Interactive..............         -                -            6

Corporate/Eliminations..........       (33)             (30)         (30)
                                      ----             ----         ----

Total...........................      $647             $547         $600
                                       ===              ===          ===

Toy Biz.........................       196(1)           257          330

Total...........................      $843(1)          $804         $930
                                       ===              ===          ===
__________________
(1) Marvel Entertainment Group's reported revenue in 1995 was $829 million and included $182 million of revenue from Toy Biz. Toy
     Biz results were only consolidated after March 1, 1995.


EBITDA BY COMPANY
(Dollars in millions)

                                       1995        1996 CURRENT       1997
                                      ACTUAL         FORECAST        BUDGET
                                      ------       ------------      ------

Marvel Comics Group...............     $ 26          $  (7)           $14

Fleer / SkyBox....................      (44)           (11)             3

Panini............................       43             24             39

Marvel Interactive................        -             (2)            (2)

Corporate/Eliminations............      (13)           (13)           (11)
                                       ----           ----           ----

Total.............................    $  12          $  (9)          $ 43
                                        ===             ==            ===

Toy Biz...........................       60(1)          61             74

Total.............................    $  72(1)       $  52           $117
                                         ===           ===            ===

________________________
(1) Marvel Entertainment Group's reported EBITDA in 1995 was $69 million and included $57 million of EBITDA contribution from Toy Biz. Toy Biz results were only consolidated after March 1, 1995.


MARVEL STRATEGIC INVESTMENTS
(Dollars in millions)

PROJECTED 1997 DISBURSEMENTS

Marvel Studios................................      $   15
Marvel Interactive............................          14
Marvel Mania..................................          31
FSB Mass Merchandising........................           6
                                                     -----
         Total Strategic Investments..........       $  66
                                                      ====

1997 SUMMARY OF CASH FLOWS
(Dollars in millions)

                                                                   1997
                                                                 ---------

EBITDA....................................                         $117
Capital Expenditures......................                          (35)
Restructuring Liabilities.................                          (20)
Working Capital & Other, Net..............                          (22)
                                                                    ---
         Total Operating..................                          $40

Interest Expense..........................                         $(66)
Change in Existing Debt...................                          (43)
                                                                   ----
         Total Financing..................                        $(109)

         Total Strategic Investing........                         $(66)
                                                                   -----

Cash Flow.................................                        $(135)

Beginning Cash............................                           17
                                                                     --
Financing Need............................                        $(118)
                                                                   ====


MARVEL ENTERTAINMENT GROUP SUMMARY BALANCE SHEET ITEMS AND CAPITALIZATION (Dollars in millions)

                                                   SEPT. 30, 1996

Cash.........................................         $  35.9
                                                       ======
Goodwill and Other Intangibles...............          $595.7
                                                        =====

U.S. Term Loan Agreement.....................          $350.0
Term Loan Agreement..........................           139.9
Revolving Credit Facility....................           104.5
Panini Bank Debt.............................            28.7
Capital Leases and Other.....................            31.4
                                                       ------
     Total Debt..............................          $654.5

Stockholders' Equity.........................           180.5
                                                        -----
     Total Capitalization....................          $835.0
                                                        =====


PROPOSED RESTRUCTURING OF MARVEL ENTERTAINMENT

       n     Andrews Group has proposed to invest $350 million to acquire
             409.8 million newly issued shares of Marvel Entertainment Group, representing 80.1% of the outstanding common shares after the investment.

       n The proceeds of the Andrews investment will be to facilitate the merger of Marvel Entertainment Group and Toy Biz.

       n Andrews may (i) purchase Marvel Entertainment Group shares and Marvel Entertainment Group will purchase the Toy Biz stock that it does not already own, (ii) purchase the Toy Biz shares not already owned by Marvel Entertainment Group and contribute those Toy Biz shares to Marvel Entertainment Group, or (iii) invest $350 million in a combination of (i) and (ii).

       n The investment by Andrews will be conditional upon, among other things, an amendment to the Marvel Entertainment Group bank credit agreement whereby the combined entity will be able to borrow additional funds to meet its cash needs in 1997.


RATIONALE FOR THE TRANSACTION

       n Currently, Marvel Entertainment Group's ability to continue as a going concern is questionable.

       n Excluding its 26.7% equity ownership of Toy Biz, MEG is projecting a significant turnaround in operations to generate $43 million of EBITDA in 1997, up from $(9) million in 1996.

       n These cash flows are insufficient to support MEG's $688(1) million in bank debt.

       n Without significant development expenditures, the growth prospects of MEG's current portfolio of businesses are modest.

       n Using the $350 million equity infusion by Andrews to pay down MEG bank debt would still leave MEG very levered and with limited growth prospects.

       n Because of the benefit to Toy Biz of promotional spending by Marvel on its characters, it makes economic sense to merge the two entities as part of the recapitalization.

       n Pro forma for the merger with Toy Biz, MEG will still be very leveraged but will be adequately capitalized to pursue its development plans.

       n The EBITDA multiples implied by the Andrews offer are reasonable on either a (i) Marvel standalone basis or (ii) Pro Forma Toy Biz basis.

_______________________
(1)  Projected balance at 12/31/96.


IMPLIED MULTIPLE ANALYSIS
(Dollars in millions, except share price)

Marvel (Without Toy Biz)

                            Shares Outstanding...................     102
                            Offer Price..........................   $0.85
                            Implied Equity.......................   $  87
                            Total Net Debt(1)....................     763
                                                                      ---
                            Total Enterprise Capital.............    $850
                            Less Toy Biz(2) .....................    (129)
                            Adjusted Enterprise Capital..........    $721

                            1996E EBITDA (Excl. Toy Biz).........     $(9)
                            Multiple of 1996 EBITDA..............      NM
                            1997E EBITDA (Excl. Toy Biz).........     $43
                            Multiple of 1997E EBITDA.............    16.8x

Marvel (With Toy Biz)

                            Shares Outstanding...................     512
                            Offer Price..........................   $0.85
                            Implied Equity.......................   $ 435
                            Total Net Debt(1)....................     763
                                                                      ---
                            Total Enterprise Capital.............  $1,198

                            1996E EBITDA (Incl. Toy Biz).........     $52
                            Multiple of 1996 EBITDA..............    23.0x
                            1997E EBITDA (Incl. Toy Biz).........    $117
                            Multiple of 1997E EBITDA.............    10.2x


----------------------

(1) Includes estimated $688 million of debt as of 12/31/96 plus additional net debt of $75 million.

(2)  Based upon $17.38 Toy Biz closing price as of 11/19/96.


BONDHOLDER PROPOSAL

       n The announced equity transaction results in Andrews owning 80.1% of Marvel Entertainment Group.

                                 NEW        CURRENT       TOTAL SHARES
                EQUITY         SHARES       SHARES         OUTSTANDING
               INVESTED        ISSUED     OUTSTANDING    POST-TRANSACTION

                 $350           409.8        101.8             511.6

       n It has been suggested that Bondholders may be willing to exchange their bonds for their collateral.

       n The Company may be prepared to facilitate or implement such a recapitalization through an appropriate proceeding.


BONDHOLDER PROPOSAL

       n Bondholders exchange bonds for Marvel common shares currently collateralizing bonds.



                                                                                                   % OF OUTSTANDING    SHARES
                                               FACE           COLLATERAL     OTHER      TOTAL          SHARES           PER
                         ISSUE                AMOUNT            SHARES      SHARES(1)   SHARES      POST-INVESTMENT     BOND

Marvel Holdings 11.25% due 4/15/98            $517,447,000    48,000,000    2,932,167   50,932,167       10.0%          98.43
Marvel Parent Holdings 11.875% due 4/15/98    $251,678,000    20,000,000       -        20,000,000        3.9%          79.47
Marvel III Holdings 9.125% due 2/15/98        $125,000,000     9,302,326       -         9,302,326        1.8%          74.42
                                                              ----------                ----------      -----
                                                              77,302,326                80,234,493       15.7%
                                                              ==========                ==========

       n     Resulting Share Ownership

                                             POST TRANSACTION
                                          SHARES            %

               Andrews Group...........   409.8            80.1%
               Bondholders.............    80.2            15.7
               Public and Other........    21.6             4.2
                                         ------         -------
                   Total...............   511.6           100.0%
                                          =====           =====

-----------------------

(1)  Approximately 2.9 million unpledged common shares of Marvel Entertainment
     Group are held by Marvel Holdings, Inc. This analysis assumes these shares are given to the holders of the Marvel Holdings 11.25% '98 issue.


ALTERNATIVE BONDHOLDER PROPOSAL

       n     Exchange of new bonds for existing bonds.

       n Rationale: As an accommodation to the current holders who would rather own a bond than common stock in their portfolios, the Company may be willing to exchange new bonds for existing bonds.

       n The allocation of the new bonds to each of the three classes would be pro rata based upon collateral and without regard to face amount of claim.

       n The new bonds would be collateralized by their pro rata portion of the remaining equity, would not pay cash interest, and would be mandatorily convertible into equity at maturity.

       n     Other terms:  To be determined.


CONDITIONS OF THE TRANSACTION

       n     Approval of Toy Biz Independent Committee

       n     New Marvel Bank Credit Agreement

       n     Approval of Marvel Independent Committee

       n     Toy Biz Shareholder Vote

       n     Bondholder Consent

